Exhibit 1.1

Execution Version

AMERICAN HOMES 4 RENT

Class A Common Shares of Beneficial Interest

(par value $0.01 per share)

AT-THE-MARKET ISSUANCE SALES AGREEMENT

June 9, 2023

The several Agents, Forward Purchasers and Forward Sellers

listed in Schedule 1 hereto

Ladies and Gentlemen:

American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), and American Homes 4 Rent L.P., a Delaware limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with each of Morgan Stanley & Co. LLC, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Raymond James & Associates, Inc., Regions Securities LLC, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC, each in its capacity as agent for the Company (collectively, the “Agents” and individually, an “Agent”), each of Bank of America, N.A., Bank of Montreal, Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets America LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Regions Securities LLC, The Bank of Nova Scotia and Wells Fargo Bank, National Association, each in its capacity as purchaser under any Forward Contract (as defined below) (collectively, the “Forward Purchasers” and individually, a “Forward Purchaser”), and each of BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., Regions Securities LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder (collectively, the “Forward Sellers” and individually, a “Forward Seller”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents or sell through the Forward Sellers, shares of the Company’s Class A Common Shares of Beneficial Interest (the “Class A Shares”), par value $0.01 per share, up to an aggregate gross sales price of $1,000,000,000 (the “Placement Shares” and hereinafter refers to, collectively, the Issuance Shares (as defined below) and the Forward Hedge Shares offered and sold pursuant to this Agreement); provided, however, that in no event shall the Company issue or sell through the Agents or sell through the Forward Sellers such number of Placement Shares that (i) exceeds the number of Class A Shares included in the Prospectus (as defined below) pursuant to which the offerings contemplated hereunder are being made, or (ii) exceeds the number of authorized but unissued Class A Shares (the lesser of (i) and (ii), the “Maximum Amount”). It is understood and agreed by the parties hereto that if the Placement Shares are offered or sold through the Forward Seller, then the Forward Seller shall be acting solely as sales agent for the Forward Purchaser with respect to the offering and sale of such Placement Shares. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or amount of Placement Shares issued or offered and sold under this Agreement shall be the sole responsibility of the Company and neither the Agents nor the Forward Sellers shall have any obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agents and sale through the Forward Sellers will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares. For purposes of hereof, “Forward Hedge Shares” means all Class A Shares borrowed by a Forward Purchaser or its affiliate and offered and sold by its affiliated Forward Seller in connection with any Forward Transaction (as defined in Section 2(b) below) that has occurred or may occur in accordance with the terms and conditions of this Agreement. “Issuance Shares” shall refer to all Placement Shares other than the Forward Hedge Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission an “automatic shelf registration statement” as defined under Rule 405 on Form S-3 (File No. 333-272547), which includes a base prospectus (the “Base Prospectus”), relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Company has prepared a prospectus supplement to the Base Prospectus specifically relating to the Placement Shares (the “Prospectus Supplement”). Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which the Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, is herein called the “Prospectus.” The Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers, for use by the Agents, the Forward Purchasers and the Forward Sellers, copies of the Prospectus. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus; any reference to any amendment or supplement to the Base Prospectus, or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Placement Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Base Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Placement Shares is hereinafter called an “Issuer Free Writing Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements.

(a) Each time the Company wishes to issue and sell Placement Shares hereunder (each, an “Issuance Placement” and together with any sale of the Forward Hedge Shares by the Forward Sellers in connection with a Forward Transaction, collectively, the “Placements” and each, a “Placement”), it will notify the designated Agent by email notice (or other method mutually agreed to in writing by the parties) of the number of Issuance Shares, the time period during which sales are requested to be made, any limitation on the number of Issuance Shares that may be sold in any one day and any minimum price below which sales may not be made (an “Issuance Placement Notice”), the form of which is attached hereto as Schedule 2-1. The Issuance Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Agent set forth on Schedule 3, as such Schedule 3 may be updated from time to time with respect to the individuals of each party, by such party providing written notice to the other party of the addition or deletion of individuals of such party. Provided that the Company is otherwise in compliance with the terms of this Agreement, the Issuance Placement Notice shall be effective unless and until (i) such Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Issuance Shares thereunder have been sold, (iii) the Company suspends or terminates the Issuance Placement Notice, (iv) the Company issues a subsequent Issuance Placement Notice with parameters superseding those on the earlier dated Issuance Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to such Agent in connection with the sale of the Issuance Shares shall be calculated in accordance with the terms set forth in Schedule 4. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to an Issuance Placement or any Issuance Shares unless and until the Company delivers an Issuance Placement Notice to an Agent and such Agent does not decline such Issuance Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Section 2 or Section 3 of this Agreement and the terms of an Issuance Placement Notice, the terms of the Issuance Placement Notice will control.

(b) Subject to the terms and conditions set forth in the relevant Master Forward Confirmation (as defined below) and any “Supplemental Confirmation” thereunder, on any Trading Day (as defined below) during the term on which the conditions set forth in Section 10 have been satisfied, the Company may request to enter into a Forward Transaction by delivering a written notice (which notice shall specify that it relates to a “Forward Transaction”) to the designated Forward Purchaser and its affiliated Forward Seller, containing the parameters of the Forward Transaction it desires, in accordance with this Agreement (a “Forward Placement Notice” and together with any Issuance Placement Notice, collectively, the “Placement Notices” and each a “Placement Notice”), the form of which is attached hereto as Schedule 2-2. Such Forward Placement Notice shall include, for purposes of (and as defined under) the related Master Forward Confirmation, the proposed (i) first day of the Forward Hedge Selling Period, (ii) Maturity Date, (iii) last day of the Forward Hedge Selling Period, (iv) Forward Hedge Number, (v) Forward Hedge Selling Commission Rate, (vi) Spread, (vii) Initial Stock Loan Rate, (v) Maximum Stock Loan Rate, (vi) Forward Price Reduction Dates and (viii) Forward Price Reduction Amounts (together, the “Proposed Confirmation Terms”). The Forward Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Forward Purchaser and related Forward Seller as set forth on Schedule 3, as such Schedule 3 may be updated from time to time with respect to the individuals of each party, by such party providing written notice to the other party of the addition or deletion of individuals of such party. Each Forward Placement Notice is subject to review and acceptance by the applicable Forward Purchaser and Forward Seller. Such Forward Purchaser and the Forward Seller may accept such Proposed Confirmation Terms (which they may decline to do for any reason in their sole discretion) by e-mail to one of the individuals at the Company named on Schedule 3 hereto, as such Schedule may be amended from time to time, confirming the terms of such Forward Placement Notice. It is expressly acknowledged and agreed that none of the Company, the Forward Purchaser or the Forward Seller will have any obligation whatsoever with respect to a Forward Placement Notice or any Forward Hedge Shares unless and until the Company delivers a Forward Placement Notice to a Forward Purchaser and the related Forward Seller and such Forward Purchaser and the Forward Seller accept the terms of such Forward Placement Notice, and then only upon the terms specified in the Forward Placement Notice, this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of Section 2 or Section 3 of this Agreement and an accepted Forward Placement Notice with respect to a Forward Transaction, the terms of such Forward Placement Notice will control with respect to such Forward Transaction. As used herein, “Forward Transaction” means the transaction resulting from an accepted Forward Placement Notice providing for the sale by such Forward Seller of Forward Hedge Shares as specified in such Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract. “Master Forward Confirmation” means each letter agreement by and between the Company and a Forward Purchaser (including all provisions incorporated by reference therein, substantially in the form attached as Exhibit D). “Forward Contract” means, for each Forward Transaction, the contract evidencing such Forward Transaction between the Company and such Forward Purchaser, which shall be composed of the relevant Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in such Master Forward Confirmation) for such Forward Transaction.

(c) The Company agrees that an offer to sell, any solicitation of an offer to buy, or any sales of Placement Shares shall only be effected by or through any one Agent or Forward Seller, as the case may be, on any single given day, and the Company shall in no event request that any other Agent or Forward Seller, as the case may be, sell the Placement Shares on the same day. In addition, the Company agrees that it will not sell, or instruct any other party to sell, any shares of preferred stock of the Company under any “at-the-market” offering program on any day during the pendency of an Issuance Placement Notice.

3. Sale of Placement Shares by the Agents and the Forward Sellers.

(a) Subject to the terms and conditions of this Agreement, each Agent, for the period specified in an Issuance Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices, to sell the Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of, such Issuance Placement Notice. Such Agent will provide written confirmation, including by email or fax transmission, to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth (i) the number of Issuance Shares sold on such day, (ii) the volume weighted average price at which such Issuance Shares were sold, (iii) the Gross Proceeds (as defined below) from such sales, (iv) the compensation payable by the Company to such Agent pursuant to Section 2 with respect to such sales, and (v) the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by such Agent (as set forth in Section 5(c)) from the Gross Proceeds that it receives from such sales. Subject to the terms of an Issuance Placement Notice, the Agents may sell Issuance Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act Regulations, including, without limitation, sales made directly on the New York Stock Exchange (the “Exchange”), which the Class A Shares are listed on, on any other existing trading market for the Class A Shares, or to or through a market maker, in block transactions or directly to any customer or client of the applicable Agent. Subject to the terms of an Issuance Placement Notice, the Agents may also sell Issuance Shares by any other method permitted by law and the rules and regulations of the Exchange, including, but not limited to, negotiated transactions. “Trading Day” means any day on which Class A Shares are purchased and sold on the Exchange.

(b) (i) Subject to the terms and conditions of this Agreement and as set forth in each Master Forward Confirmation and each “Supplemental Confirmation” under the related Master Forward Confirmation, upon acceptance of a Forward Placement Notice by such Forward Purchaser and Forward Seller, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, such Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the Forward Hedge Number specified in the relevant Forward Placement Notice accepted by such Forward Purchaser and the relevant Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares, and otherwise in accordance with the terms of such Forward Placement Notice. “Forward Hedge Number” means the maximum number of Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward Transaction, as specified in the Forward Placement Notice for such Forward Transaction, subject to the terms and conditions of this Agreement.

(ii) No Forward Placement Notice may be delivered hereunder (i) if the Forward Hedge Selling Period specified therein would overlap in whole or in part with any Forward Hedge Selling Period specified in any other Forward Placement Notice delivered hereunder unless the Placement Shares to be sold under all such previously delivered Forward Placement Notices have all been sold or (ii) if any Forward Hedge Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in) any Forward Contract entered into between the Company and any Forward Purchaser. As used herein, the “ Forward Hedge Selling Period” is the period of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered; provided, that if, prior to the scheduled end of any Forward Hedge Selling Period, (x) any event occurs that would permit such Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the relevant Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Early Valuation” in the relevant Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the relevant Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at such Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

(iii) No later than the opening of the Trading Day immediately following Effective Date (as defined in the Master Forward Confirmation), such Forward Purchaser shall execute and deliver to the Company, a “Supplemental Confirmation” in respect of the Forward Contract for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward Transaction (which shall, subject to the terms of the relevant Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward Transaction (which shall, subject to the terms of the relevant Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the relevant Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward Transaction (which shall, subject to the terms of the relevant Master Forward Confirmation, be the number of Forward Hedge Shares sold during such Forward Hedge Selling Period), the “Maturity Date” for such Forward Transaction (which shall, subject to the terms of the relevant Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Forward Placement Notice for such Forward Transaction), the “Forward Price Reduction Dates” for such Forward Transaction (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward Transaction), the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward Transaction), the “Forward Hedge Selling Commission Rate” for such Forward Transaction (which shall be the amount set forth opposite the term “Forward Hedge Selling Commission Rate” in the accepted Forward Placement Notice), the “Spread” for such Forward Transaction (which shall be the amount set forth opposite the term “Spread” in the accepted Forward Placement Notice), the “Initial Forward Price” for such Forward Transaction (which shall be determined as provided in the relevant Master Forward Confirmation), the “Volume-Weighted Hedge Price” (which shall be determined as provided in the relevant Master Forward Confirmation), the “Initial Stock Loan Rate” (which shall be as determined by the Calculation Agent (as defined in the relevant Master Forward Confirmation)), the “Maximum Stock Loan Rate” (which shall be as determined by the Calculation Agent) and the “Notice Settlement Number” (which shall be as determined by the Calculation Agent).

(iv) For each Forward Transaction, the Company shall be obligated to enter into a Forward Contract with such Forward Purchaser if and when the Company delivers a Forward Placement Notice to such Forward Purchaser and the related Forward Seller, and such Forward Purchaser and the related Forward Seller have accepted such Forward Placement Notice as provided in Section 2(b). In the event that either (i) in the sole judgment of a Forward Purchaser (or an agent thereof), it is unable to borrow and deliver any Forward Hedge Shares up to the Forward Hedge Number for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, or (ii) in the sole judgment of such Forward Purchaser, such Forward Purchaser (or its agent) would incur a stock loan cost that is more than a rate equal to the Maximum Stock Loan Rate (as set forth in the accepted Forward Placement Notice) to do so, then the obligation herein of the applicable Forward Seller with respect to sales of Placement Shares in connection with such instruction shall only extend to the aggregate number of Forward Hedge Shares that the Forward Purchaser (or its agent) is able to so borrow below such cost.

4. Suspension of Sales. The Company, such Agent or such Forward Seller, as the case may be, may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any offering of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Such period during which the Company has suspended the offering of Placement Shares pursuant to this Section 4 is referred to as a “Suspension Period.” Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule 3 may be amended from time to time.

5. Sale and Delivery to Agents and Forward Sellers; Settlement.

(a) Sale of Issuance Shares. The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Issuance Shares as sales agent, (ii) the Agents will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Agreement, and (iii) the Agents shall be under no obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as specifically agreed by an Agent and the Company. The Company agrees that whenever it determines to sell Issuance Shares directly to an Agent as principal, the Company will enter into a separate agreement in form and substance satisfactory to such Agent relating to such sale.

(b) Sale of Forward Hedge Shares. Each of the Company and the Forward Purchasers and the Forward Sellers acknowledge and agree that (i) there can be no assurance that the Forward Purchasers or their affiliates will be successful in borrowing, or that the Forward Sellers will be successful in selling Forward Hedge Shares, (ii) the Forward Sellers will incur no liability or obligation to the Company, the Forward Purchasers or any other person or entity if they do not sell Forward Hedge Shares borrowed by the Forward Purchasers or their affiliates for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under Section 3(b), and (iii) the Forward Purchasers will incur no liability or obligation to the Company, the Forward Sellers or any other person or entity if they or their affiliates do not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under Section 3(b). Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward Transaction hereunder shall be subject in all respects to the provision “Effectiveness” in Section 3 of the relevant Master Forward Confirmation. In acting hereunder, a Forward Seller will be acting as agent for its affiliated Forward Purchaser and not as principal.

(c) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is (i) required by applicable law or rules and regulations or (ii) as is industry practice for regular-way trading and mutually agreed upon by the Agents or the Forward Sellers, as the case may be, and the Company) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Issuance Shares sold will be equal to (i) the aggregate sales price received by such Agent for the Issuance Shares (the “Gross Proceeds”), after deduction for (A) such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (B) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”) or (ii) upon the consent of such Agent, the Gross Proceeds. In the event that the Agent delivers the Gross Proceeds to the Company on a Settlement Date, the amounts set forth in clauses (i)(A) and (B) of the preceding sentence shall be set forth and invoiced in a periodic statement from the Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof. The amount of proceeds to be delivered to such Forward Purchaser by the related Forward Seller on a Settlement Date against receipt of the Forward Hedge Shares sold will be equal to the related Aggregate Forward Hedge Price (as defined in Section 26).

(d) Delivery of Placement Shares.

(i) On or before each Settlement Date for any Issuance Placement, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting such Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee within a reasonable period of time prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each such Settlement Date, such Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on a Settlement Date, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, the Company will (i) hold such Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the

Company or its transfer agent (if applicable) and (ii) pay the Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(ii) Each sale of Forward Hedge Shares will be settled as between such Forward Purchaser and the Forward Seller on each Settlement Date therefor. On or before each such Settlement Date, such Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the related Forward Seller or its designee’s account (provided such Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Settlement Date) at DTC through DWAC or by such other means of delivery as may be mutually agreed upon by such Forward Purchaser and the Forward Seller which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each such Settlement Date, such Forward Seller will deliver the related Aggregate Forward Hedge Price (as defined in Section 26) to the related Forward Purchaser in same day funds delivered to an account designated by such Forward Purchaser prior to the relevant Settlement Date.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or aggregate gross proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement, and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of trustees, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents, the Forward Purchasers and the Forward Sellers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of trustees, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents, the Forward Purchasers and the Forward Sellers in writing.

(f) Black-out Limitations.

(i) Notwithstanding any other provision of this Agreement, the Company, the Agents, the Forward Purchasers and the Forward Sellers agree that no sales of Placement Shares shall take place, and the Company shall not request the sale of any Placement Shares that would be sold, and the Agents and the Forward Sellers shall not be obligated to sell, (A) during any period in which the Company is, or would reasonably be deemed to be, in possession of material non-public information, or (B) except as provided in Section 5(f)(ii) hereof, at any time during the period commencing on the tenth (10th) Business Day (as defined below) prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is twenty-four (24) hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(ii) If the Company wishes to offer or sell Placement Shares pursuant to this Agreement at any time during the period from and including an Earnings Announcement through and including the time that is twenty-four (24) hours after the corresponding Filing Time, the Company shall first (A) prepare and deliver to the Agents or the Forward Purchasers and the Forward Sellers, as applicable (with a copy to their counsel) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents or the Forward Purchasers and the Forward Sellers, as applicable, and, prior to its filing, obtain written consent of the Agents or the Forward Purchasers and the Forward Sellers, as applicable, to such filing (which consent shall not be unreasonably withheld), (B) provide the Agents or the Forward Purchasers and the Forward Sellers, as applicable, with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(l), Section 7(m) and Section 7(n), respectively, hereof, (C) afford the Agents or the Forward Purchasers and the Forward Sellers, as applicable, the opportunity to conduct a due diligence review in accordance with Section 7(j) hereof prior to filing such Earnings 8-K and (D) file such Earnings 8-K with the Commission, then the provisions of Section 5(f)(i)(B) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is twenty-four (24) hours after the time that the relevant Earnings

Announcement was first publicly released) through and including the time that is twenty-four (24) hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.

For purposes of clarity, the parties hereto agree that (y) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 5(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(l), Section 7(m) and Section 7(n), respectively, hereof, and (z) this Section 5(f)(ii) shall in no way affect or limit the operation of Section 5(f)(i)(A) hereof, which shall have independent application.

6. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally represent and warrant to the Agents, the Forward Purchasers and the Forward Sellers, as of the date hereof and as of each Applicable Time (as defined below), and agree with the Agents, the Forward Purchasers and the Forward Sellers that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three (3) years prior to the date hereof; such Registration Statement, and any post-effective amendment thereto, shall have become effective under the Securities Act prior to the issuance of any Placement Notice by the Company; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Placement Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Applicable Time, as the case may be, the Prospectus, as then amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents, Forward Purchasers or Forward Sellers expressly for use therein. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Placement Shares hereunder meets the requirements of General Instruction I.B.1 of Form S-3.

(b) The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents, Forward Purchasers or Forward Sellers expressly for use therein.

(c) The Company is a real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Maryland, with requisite real estate investment trust power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement and to execute and deliver this Agreement and the Forward Contracts and to consummate the transactions contemplated hereby and thereby (including the issuance, sale and delivery of the Placement Shares); each “significant subsidiary” of the Company (including the Operating Partnership) or of the Operating Partnership (as such term is defined in Rule 1-02 of Regulation S-X) listed on Schedule 5 hereto (each a “Company Subsidiary”) is duly organized and validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the state of its incorporation or organization, as applicable, with requisite corporate, limited liability company or limited partnership power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Operating Partnership has full limited partnership power and authority to execute and deliver this Agreement and the Forward Contracts and to consummate the transactions contemplated hereby and thereby; no Company Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Company Subsidiary from the Company or from transferring any of such Company Subsidiary’s property or assets to the Company or any other Company Subsidiary; all of the outstanding limited liability company or partnership interests, as the case may be, of each of the Company Subsidiaries are, except as described in the Registration Statement and Prospectus, owned by the Company or another Company Subsidiary free and clear of all liens, encumbrances and equities and claims.

(d) All of the issued and outstanding Class A Shares, Class B common shares of beneficial interest of the Company, par value $0.01 per share, Series G cumulative redeemable perpetual preferred shares, par value $0.01 per share, and Series H cumulative redeemable perpetual preferred shares, par value $0.01 per share, have been duly and validly authorized and issued and are fully paid and non-assessable and have not been issued in violation of or subject to any preemptive right or other similar right of shareholders arising by operation of law, under the charter or bylaws, each as amended, of the Company, under any agreement to which the Company is a party or otherwise; all of the ownership interests of each Company Subsidiary, including the outstanding Class A common units of limited partnership interest of the Operating Partnership, the Class B common units of limited partnership interest of the Operating Partnership, the Series G convertible units of limited partnership interest of the Operating Partnership and the Series H convertible units of limited partnership interest of the Operating Partnership, have been duly and validly authorized and issued and unitholders have no obligation to make any further payments for the purchase of such units or contributions to the Operating Partnership solely by reason of their ownership of such units and have not been issued in violation of or subject to any preemptive right or other similar right of unitholders arising by operation of law, under the Agreement of Limited Partnership, dated as of November 21, 2012, as amended, by and among the Company, as the general partner of the Operating Partnership, and the limited partners listed therein, or under any agreement to which the Operating Partnership is a party or otherwise; except as disclosed in or contemplated by the Registration Statement and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any Company Subsidiary convertible into or exchangeable for any shares of beneficial interest (or limited liability company or partnership interests, as applicable) of the Company or any such Company Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Company Subsidiary any such shares of beneficial interest (or limited liability company or partnership interests, as applicable) or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Company Subsidiary to issue or sell any shares of beneficial interest (or limited liability company or partnership interests, as applicable), any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(e) The Issuance Shares and the shares of Class A Shares to be sold pursuant to any Forward Contract (the “Forward Settlement Shares”) have been duly authorized for issuance, sale and delivery pursuant to this Agreement or any Forward Contract and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement or any Forward Contract, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance, sale and delivery of the Issuance Shares and the Forward Settlement Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the charter or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise; and the forms of certificates, if any, for the Issuance Shares and the Forward Settlement Shares, conform to the law of the jurisdiction of the Company’s formation and to any requirements of the Company’s charter, as amended.

(f) The Company and each Company Subsidiary is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole (a “Material Adverse Effect”); the Company and each Company Subsidiary has legal, valid and defensible title to all assets and properties reflected as owned by it in the Registration Statement and the Prospectus (whether through fee ownership or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Registration Statement and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property or personal property held under lease by the Company or any Company Subsidiary is held under a lease that is valid, existing and enforceable by the Company or the Company Subsidiaries, as applicable, with such exceptions as are disclosed in the Registration Statement and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any Company Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Company Subsidiary under any such lease, with such exceptions as are disclosed in the Registration Statement and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; no tenant under any lease to which the Company or any Company Subsidiary leases any portion of its property is in default under such lease, except as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any Company Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company or any Company Subsidiary except as disclosed in both the Registration Statement and the Prospectus or as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; title insurance in favor of the Company or the applicable Company Subsidiary has been obtained with respect to each property owned by any such entity in an amount that is customary for companies engaged in the same or similar businesses, except where the failure to maintain such title insurance could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any Company Subsidiary has sold or contracted to sell any real property except as disclosed in both the Registration Statement and the Prospectus or as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(g) The Company and each Company Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and each Company Subsidiary to conduct their respective businesses described in the Registration Statement and the Prospectus, and none of the Company or any Company Subsidiary has received written notice of any infringement of or conflict with (and, upon due inquiry, none of the Company or any Company Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(h) The Company and the Company Subsidiaries own or have a valid right to access and use all information technology and computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Company Subsidiaries, including the data of the Company’s and the Company Subsidiaries’ respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them (collectively with such data, the “IT Systems and Data”). (i) Except as disclosed in both the Registration Statement and the Prospectus, the Company and the Company Subsidiaries are not aware of any security breach or other compromise of or relating to the IT Systems and Data; (ii) the Company and the Company Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (iii) the Company and the Company Subsidiaries believe they have implemented commercially reasonable backup and disaster recovery technology, including with respect to enabling the Company and the Company Subsidiaries to fulfill relevant contractual obligations; (iv) the IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Company Subsidiaries as currently conducted; and (v) the Company and the Company Subsidiaries believe they are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the

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protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of each of clauses (i)-(v) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) None of the Company nor any Company Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(j) None of the Company, any Company Subsidiary, nor any of their respective officers, trustees, directors, agents, employees or affiliates purporting to act on behalf of the Company or any Company Subsidiary, has within the past five years, directly or indirectly, (i) used corporate funds to make any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any unlawful payment or benefit to any domestic or foreign governmental official or employee, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law, or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Company Subsidiaries have instituted, maintain and enforce, and reasonably expect to continue to maintain and enforce, policies and procedures designed to ensure compliance with applicable anti-bribery and anti-corruption laws.

(k) The Company has made an election to be taxed as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the provisions of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), commencing with its initial taxable year ending December 31, 2012; as of each Applicable Time, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT; the proposed method of operation of the Company as described in the Registration Statement and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code and no actions have been taken (or not taken which are required to be taken) by the Company that could cause the Company to fail to qualify as a REIT; the Company has no intention of changing its operations or engaging in activities that could cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

(l) Except as described in the Prospectus, including in the Incorporated Documents, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any Company Subsidiary to or for the benefit of any of the officers, trustees, directors, affiliates or representatives of the Company or any Company Subsidiary or any of the members of the families of any of them.

(m) Except as disclosed in the Registration Statement and the Prospectus and except with respect to the Agents, the Forward Purchasers and the Forward Sellers, none of the Company nor any Company Subsidiary has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby.

(n) None of the Company nor any Company Subsidiary is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or violation of, or default under) (i) its respective charter, bylaws, limited liability company agreement, partnership agreement or other organizational documents, in each case as amended as of the date hereof (collectively, the “Charter Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition

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contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or such Company Subsidiary is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Company Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(o) The execution, delivery and performance (x) by the Company and the Operating Partnership of this Agreement and the issuance, sale and delivery of the Issuance Shares by the Company and the offering and sale of the Forward Hedge Shares and the consummation of the transaction contemplated by this Agreement and (y) by the Company of each Master Forward Confirmation and any Supplemental Confirmation thereunder and the consummation of the transactions contemplated by each Master Forward Confirmation and any Supplemental Confirmation thereunder, the use of the proceeds from the sale of the Placement Shares as described in the Registration Statement and Prospectus and the consummation by the Company and the Company Subsidiaries of the transactions contemplated hereby and thereby, as applicable, and the compliance by the Company and the Company Subsidiaries with the terms and provisions hereunder and thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Company Subsidiaries, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Company Subsidiary is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Company Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Company Subsidiary.

(p) Each of this Agreement and each Master Forward Confirmation has been duly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership, as applicable, enforceable in accordance with its terms. When executed and delivered by the Company, each Supplemental Confirmation to the applicable Master Forward Confirmation will be, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the applicable Forward Purchaser, will constitute a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(q) The Placement Shares conform in all material respects to the descriptions thereof contained in both the Registration Statement and the Prospectus.

(r) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance (x) by the Company and the Operating Partnership of this Agreement, or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, or the issuance, sale and delivery of the Placement Shares as contemplated hereby or (y) by the Company of each Master Forward Confirmation and any Supplemental Confirmation thereunder or the consummation of the transactions contemplated by each Master Forward Confirmation and any Supplemental Confirmation thereunder, other than in each case (i) the registration under the Securities Act of the Placement Shares, (ii) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, if required, and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Issuance Shares are being offered by the Agents or the offering of the Forward Hedge Shares by the Forward Purchasers and the Forward Sellers.

(s) The Company and each Company Subsidiary have all necessary licenses, permits, certificates, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and have obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct their respective businesses as

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described in both the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company nor any Company Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Company Subsidiary, the effect of which could reasonably be expected to have a Material Adverse Effect.

(t) The copies of all contracts, agreements, instruments, rent rolls and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously requested by and furnished to the Agents, the Forward Purchasers, the Forward Sellers or their respective counsel are complete and genuine and include all material collateral and supplemental agreements thereto.

(u) Other than as set forth in both the Registration Statement and the Prospectus and other than those that would not, individually or in the aggregate, have a Material Adverse Effect, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or any Company Subsidiary, threatened against the Company or any Company Subsidiary or any of their respective properties, trustees, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency; other than the Agents, the Forward Purchaser and the Forward Sellers, none of the Company nor any Company Subsidiary has authorized anyone other than the Company’s trustees and officers to make any representations regarding the offer and sale of the Placement Shares, or regarding the Company or such Company Subsidiary in connection therewith; and none of the Company nor any Company Subsidiary has received notice of any order or decree preventing the use of the Registration Statement or the Prospectus or any amendment or supplement thereto.

(v) Subsequent to the date of the Prospectus, and except as may be otherwise stated in both the Registration Statement and the Prospectus, there has not been (i) any event, circumstance or change that has, or could reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any Company Subsidiary, contemplated or entered into by the Company or any Company Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which is material to the Company or any Company Subsidiary, (iv) any dividend or distribution of any kind declared, paid or made by the Company or any Company Subsidiary on any class of its equity shares (or limited liability company or partnership interests, as applicable) or any purchase by the Company or any Company Subsidiary of any of its outstanding shares of beneficial interest (or limited liability company or partnership interests, as applicable), or (v) any change of the shares of beneficial interest (or limited liability company or partnership interests, as applicable) or indebtedness of the Company or any Company Subsidiary.

(w) Neither the Company nor any Company Subsidiary is nor, upon (i) the sale of the Issuance Shares as contemplated herein and the application of the net proceeds therefrom or (ii) the offering and sale of any Forward Hedge Shares hereunder and the transactions contemplated by each Forward Contract (including the application of the proceeds, if any, upon settlement thereof), in each case, as described in both the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder).

(x) There are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act.

(y) None of the independent trustees named in the Registration Statement and the Prospectus has, within the last five years, been employed by or affiliated, directly or indirectly, with the Company or any Company Subsidiary, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer, trustee or director of the Company or any Company Subsidiary or any of their respective affiliates other than as disclosed in the Prospectus.

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(z) None of the Company, any Company Subsidiary nor any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA.

(aa) None of the Company, any Company Subsidiary nor any of their respective directors, trustees, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(bb) The Company and each Company Subsidiary carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by both the Registration Statement and the Prospectus and as is customary for companies engaged in businesses similar to the business of the Company and the Company Subsidiaries, all of which insurance is in full force and effect.

(cc) The consolidated financial statements of the Company, including the notes thereto, included or incorporated by reference in both the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company as of the respective dates thereof, and the results of its operations for the periods then ended, correctly reflect and disclose all extraordinary items, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis. All disclosures contained in the Registration Statement, the Base Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Any pro forma financial information, including the notes thereto, included or incorporated by reference in both the Registration Statement and the Prospectus fairly present in all material respects the information shown therein, have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(dd) Ernst & Young LLP, who has certified certain financial statements included or incorporated by reference in the Registration Statement and the Prospectus, whose reports with respect to such financial statements included or incorporated by reference in the Registration Statement and the Prospectus are included or incorporated by reference in the Registration Statement and the Prospectus and who has delivered the applicable comfort letters referred to in Section 7(n) hereof, is currently an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder.

(ee) The Company maintains systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal controls; since the date of the latest audited financial statements

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included or incorporated by reference in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Company Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects.

(gg) None of the Company, any Company Subsidiary, nor, to the knowledge of the Company or any Company Subsidiary, any director, trustee, officer, employee, agent or affiliate of the Company or any Company Subsidiary, has made any payment of funds of the Company or any Company Subsidiary or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any director, trustee, officer, employee, agent or affiliate of the Company or any Company Subsidiary, with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Company Subsidiary, threatened; the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Agents, the Forward Purchaser and the Forward Sellers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents, the Forward Purchasers and the Forward Sellers to properly identify their respective clients.

(hh) None of the Company, any Company Subsidiary, nor, to the knowledge of the Company or any Company Subsidiary, any director, trustee, officer, agent, employee or affiliate of the Company or any Company Subsidiary is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently subject to Sanctions, nor is the Company or any Company Subsidiary located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so called Luhansk People’s Republic and Russia (each, a “Sanctioned Country”); and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering of the Placement Shares hereunder or the Forward Settlement Shares under the Forward Contracts, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or any activities in any Sanctioned Country or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and each Company Subsidiary have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii) Any certificate signed by any officer of the Company or any Company Subsidiary delivered to the Agents, the Forward Purchasers or the Forward Sellers or to their respective counsel pursuant to or in connection with this Agreement or the Forward Contracts shall be deemed a representation and warranty by the Company or such Company Subsidiary to the Agents, the Forward Purchasers and the Forward Sellers as to the matters covered thereby.

(jj) (i) The Company and the Company Subsidiaries have accurately prepared and timely filed any and all material federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges, including without limitation, all material sales and use taxes and all material taxes which the Company and the Company Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties,

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with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions; (ii) no deficiency assessment with respect to a proposed material adjustment of the federal, state, local or foreign taxes of the Company or any Company Subsidiary is pending or, to the best of the knowledge of the Company or any Company Subsidiary, threatened; and (iii) there is no material tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Company Subsidiary.

(kk)

(ll) Except as described in both the Registration Statement and the Prospectus or as would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Company Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Company Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Company Subsidiary, and (iv) to the knowledge of the Company or any Company Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Company Subsidiary relating to Hazardous Materials or any Environmental Laws.

(mm) Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company, any Company Subsidiary or any of their affiliates for employees or former employees of the Company, any Company Subsidiary or any of their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(nn) No labor disturbance by or dispute with employees of the Company or any Company Subsidiary exists or, to the knowledge of the Company or any Company Subsidiary, is contemplated or threatened, and none of the Company nor any Company Subsidiary is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or the Company Subsidiary’s principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(oo) Nothing has come to the attention of the Company or any Company Subsidiary that has caused the Company or any Company Subsidiary to believe that the statistical and market-related data included in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) Neither the Company nor any of the Company Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether

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or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement or the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the equity shares (or limited liability company or partnership interests, as applicable) or long-term debt of the Company or any of the Company Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Company Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

(rr) The statements set forth in the Registration Statement and the Prospectus under the captions “Description of Equity Shares” and “Description of Common Shares,” insofar as they summarize the terms of the Class A Shares, and under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they summarize certain provisions of the laws and documents referred to therein, are accurate, complete and fair summaries in all material respects of the matters referred to therein.

(ss) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Placement Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Placement Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(tt) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(uu) The Class A Shares is an “actively-traded” security excepted from the requirements of Rule 101(c)(1) of Regulation M under the Exchange Act.

7. Covenants of the Company. The Company covenants and agrees with the Agents, the Forward Purchasers and the Forward Sellers that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Agents, the Forward Purchasers or the Forward Sellers under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify the Agents, the Forward Purchasers and the Forward Sellers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than documents incorporated by reference, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon an Agent’s, Forward Purchaser’s or Forward Seller’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s, Forward Purchaser’s or Forward Seller’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares (provided, however, that the failure of the Agents, the Forward Purchasers or the Forward Sellers to make such request shall not relieve the Company of any obligation or liability hereunder, or affect each Agent’s, Forward Purchaser’s or Forward Seller’s right to rely on the representations and warranties made by the Company in this Agreement or any Forward Contract); and (iii) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the

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Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company). Notwithstanding the foregoing, the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Agents, the Forward Purchasers and the Forward Sellers within a reasonable period of time before the filing and the Agents, the Forward Purchasers and the Forward Sellers have not reasonably objected thereto (provided, however, that (A) the failure of the Agents, the Forward Purchaser or the Forward Sellers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect each Agent’s, Forward Purchaser’s or Forward Seller’s right to rely on the representations and warranties made by the Company in this Agreement or any Forward Contract and (B) the Company has no obligation to provide the Agents, the Forward Purchasers or the Forward Sellers with any advance copy of such filing or to provide the Agents, the Forward Purchasers or the Forward Sellers with the opportunity to object to such filing if such filing does not name the Agent, the Forward Purchaser or the Forward Seller or does not relate to the transactions contemplated by this Agreement or any Forward Contract) and the Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR.

(b) Notice of Commission Stop Orders. The Company will advise the Agents, the Forward Purchasers and the Forward Sellers promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents, the Forward Purchasers and the Forward Sellers promptly after the Company receives any request by the Commission for any amendments to the Registration Statement or any amendments or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents, the Forward Purchasers and the Forward Sellers to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Listing of Issuance Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Issuance Shares and Forward Settlement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as the Agents, the Forward Purchasers or the Forward Sellers reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers and their respective counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein), Issuer Free Writing Prospectus and all amendments and supplements to the Registration Statement or

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Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents, the Forward Purchasers and the Forward Sellers may from time to time reasonably request and, at each Agent’s, Forward Purchaser’s and Forward Seller’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus or any Issuer Free Writing Prospectus) to the Agents, the Forward Purchasers or the Forward Sellers to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 45 days after the end of the Company’s interim fiscal quarter, and not later than 90 days after the end of the Company’s fiscal year, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds and the proceeds (if any) received upon settlement of any Forward Contract as described in the Prospectus under the section entitled “Use of Proceeds.”

(h) Notice of Other Sales. Without the prior written consent of the Agents, the Forward Purchasers and the Forward Sellers, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Class A Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Class A Shares, warrants or any rights to purchase or acquire, Class A Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to an Agent or a Forward Purchaser and related Forward Seller hereunder, as applicable, and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Class A Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Class A Shares, warrants or any rights to purchase or acquire, Class A Shares prior to the termination of this Agreement and the Forward Contracts; provided, however, that such restrictions will not apply to the Company’s issuance or sale of (i) Class A Shares, options to purchase Class A Shares or Class A Shares issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Class A Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company, as such plans are disclosed in filings by the Company available on EDGAR; (ii) Class A Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents, the Forward Purchasers and the Forward Sellers; and (iii) Class A Shares, or securities convertible into or exercisable for Class A Shares, offered and sold in a privately negotiated transaction to vendors, customers, consultants, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of the Placement Shares hereby.

(i) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agents, the Forward Purchasers and the Forward Sellers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents, the Forward Purchasers or the Forward Sellers pursuant to this Agreement or any Forward Contract.

(j) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents, the Forward Purchasers and/or the Forward Sellers or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices or such other location as may be mutually agreed upon by the parties, as the Agents, the Forward Purchasers or the Forward Sellers may reasonably request. The obligation of the Company under this Section 7(j) shall be deferred for any Suspension Period and shall recommence upon the termination of such

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Suspension Period; provided, however, that the obligation of the Company under this Section 7(j) shall not be deferred during any such Suspension Period during which the Company files a new automatic shelf registration statement relating to the Placement Shares pursuant to Section 7(s).

(k) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold under this Agreement, the net proceeds to the Company and the compensation payable by the Company to the Agents and the Forward Sellers with respect to such Placement Shares (provided that the Company may satisfy its obligations under this Section 7(k)(i) by effecting a filing in accordance with the Exchange Act with respect to such information), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l) Representation Dates; Certificate. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following the termination of a Suspension Period) and within two (2) Trading Days after any Representation Date, and each time during the term of this Agreement and the Forward Contract that the Company (each date of filing of one or more of the documents referred to in clauses (i) through (iv) below shall be a “Representation Date”):

(i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files its Quarterly Reports on Form 10-Q under the Exchange Act (including any Form 10-Q/A containing amended financial information or a material amendment to the previously filed Form 10-Q); or

(iv) files a Current Report on Form 8-K containing amended financial information, capsule financial information, financial statements, supporting schedules or other financial data (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

The Company shall furnish the Agents, the Forward Purchasers and the Forward Sellers with a certificate, in the form attached hereto as Exhibit A. The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents, the Forward Purchasers and the Forward Sellers with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or any of the Agents, the Forward Purchasers or the Forward Sellers sells or offers any Placement Shares, the Company shall provide the Agents the Forward Purchasers and the Forward Sellers with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice. The obligation of the Company under this Section 7(l) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

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(m) Legal Opinion and Negative Assurance Letter. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following the termination of a Suspension Period), the Company shall cause to be furnished to the Agents, the Forward Purchasers and the Forward Sellers (i) a written opinion of Hogan Lovells US LLP or other counsel selected by the Company and reasonably acceptable to Agents, the Forward Purchasers and the Forward Sellers (“Company Corporate Counsel”) as to corporate and securities matters substantially in the form attached as Exhibit B-1 hereto, dated as of the date of such commencement or recommencement, as applicable, (ii) a negative assurance letter substantially in the form attached as Exhibit B-2 hereto, dated as of the date of such commencement or recommencement, as applicable, and (iii) a written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP or other counsel selected by the Company and reasonably acceptable to Agent, the Forward Purchasers and the Forward Sellers (“Company Tax Counsel”, and together with Company Corporate Counsel, “Company Counsel”) as to tax matters substantially in the form attached as Exhibit B-3 hereto, dated as of the date of such commencement or recommencement, as applicable. Within two (2) Trading Days after any Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company shall cause to be furnished to the Agents, the Forward Purchasers and the Forward Sellers the written opinions of Company Counsel in substantially the foregoing forms, dated as of the date that the opinion is required to be delivered, as applicable; provided, however, that in lieu of such opinions, any Company Counsel may furnish to the Agents, the Forward Purchasers and the Forward Sellers letters (“Reliance Letters”) substantially to the effect that the Agents, the Forward Purchasers and the Forward Sellers may rely on such Company Counsel’s prior opinion delivered under this Section 7(m) to the same extent as if they were dated the date of such Reliance Letters (except that statements in such prior opinions shall be deemed to relate to the Registration Statement and the Prospectus as then amended or supplemented). The obligation of the Company under this Section 7(m) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(n) Comfort Letters. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following the termination of a Suspension Period) and within two (2) Trading Days after any Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company shall cause Ernst & Young LLP to furnish the Agents, the Forward Purchasers and the Forward Sellers letters with respect to certain financial information of the Company, each dated as of the date of such commencement or recommencement or the date that the letter is required to be delivered, as applicable (the “Comfort Letter” and each, a “Comfort Letter”) (for so long as such information is included or incorporated by reference in the Registration Statement or the Prospectus), each dated as of the date of such commencement or recommencement or the date that the letter is required to be delivered, as applicable, which shall meet the requirements set forth in this Section 7(n); provided, that the Agents, the Forward Purchasers and the Forward Sellers may reasonably request that the Company cause a Comfort Letter to be furnished to the Agents, the Forward Purchasers and the Forward Sellers within ten (10) Trading Days of the date of occurrence of any material transaction or event, including the restatement of the Company’s financial statements. The Comfort Letters from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”), and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The obligation of the Company under this Section 7(n) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Class A Shares or (ii) sell, bid for, or purchase Class A Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents, the Forward Purchasers or the Forward Sellers.

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(p) Investment Company Act. The Company will conduct its affairs in such a manner so that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement or any Forward Contract, an “investment company,” as such term is defined in the Investment Company Act.

(q) No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents, the Forward Purchasers and the Forward Sellers, each in their capacity as principal or agent hereunder, neither the Agents, the Forward Purchasers and the Forward Sellers nor the Company (including its agents and representatives, other than the Agents, the Forward Purchasers and the Forward Sellers, each in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r) Sarbanes-Oxley Act. The Company and the Company Subsidiaries will use their commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

(s) Renewal of Registration Statement. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Placement Shares remain unsold by the Agents or the Forward Sellers, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Placement Shares, in a form satisfactory to the Agents, the Forward Purchasers and the Forward Sellers. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Placement Shares, in a form satisfactory to the Agents, the Forward Purchasers and the Forward Sellers, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Placement Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall refer to such new automatic shelf registration statement or such new shelf registration statement, as the case may be, from the date of effectiveness thereof.

(t) Filing Fees. The Company shall pay the fees applicable to the Registration Statement in connection with the offering of the Placement Shares within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.

(u) Reservation of Class A Shares. The Company shall reserve and keep available sufficient Class A Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Class A Shares, of the maximum aggregate number of Class A Shares authorized for issuance by the Company’s board of trustees pursuant to the terms of this Agreement and the Forward Contracts.

(v) Issuer Free Writing Prospectus. The Company shall comply with the requirements of Rule 433 applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and recordkeeping.

(w) Conflict, Statement or Omission. If at any time following the issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company shall give prompt notice thereof to the Agents, the Forward Purchasers and the Forward Sellers and, if requested by the Agents, the Forward Purchasers or the Forward Sellers, will prepare and furnish without charge to the Agents, the Forward Purchasers and the Forward Sellers an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(x) Qualification as a REIT. The Company shall use commercially reasonable efforts to meet the requirements to continue to qualify as a REIT under the Code, unless the Company’s board of trustees determines by resolution that it is in the best interests of the Company’s stockholders not to so qualify.

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(y) Eligibility. The Company shall cooperate with the Agents, the Forward Purchasers and the Forward Sellers and use its commercially reasonable efforts to permit the Placement Shares and Forward Settlement Shares to be eligible for clearance and settlement through the facilities of DTC.

(z) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Class A Shares, it shall promptly notify each Agent, Forward Purchasers and Forward Sellers and sales of the Placement Shares under this Agreement and any Forward Contract shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

8. Representations and Covenants of the Agents. Each Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Issuance Shares will be offered and sold, except such states in which the Agents are exempt from registration or such registration is not otherwise required. Each Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Issuance Shares will be offered and sold, except such states in which the Agents are exempt from registration or such registration is not otherwise required, during the term of this Agreement.

9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and any Forward Contract, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as the Agents, the Forward Purchasers and the Forward Sellers shall reasonably deem necessary, (ii) the printing and delivery to the Agents, the Forward Purchasers and the Forward Sellers of this Agreement and any Forward Contract and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares, including any stock or other transfer taxes and any capital duties, stamp duties or other similar duties or taxes payable upon the sale, issuance or delivery of the Placement Shares, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of the transfer agent and registrar for the Placement Shares, and (vi) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

10. Conditions to Agents’, Forward Purchasers’ and Forward Sellers’ Obligations. The obligations of each Agent, Forward Purchaser and Forward Seller hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, and to the continuing satisfaction (or waiver by the Agents, the Forward Purchasers and the Forward Sellers in their sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated

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therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agents, the Forward Purchasers or the Forward Sellers shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’, Forward Purchasers’ or Forward Sellers’ reasonable opinion is material, or omits to state a fact that in the Agents’, Forward Purchasers’ or Forward Sellers’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect.

(e) Representation Certificate. The Agents, the Forward Purchasers and the Forward Sellers shall have received the certificate required to be delivered pursuant to Section 7(l) on every date on which delivery of such certificate is required pursuant to Section 7(l).

(f) Legal Opinion and Negative Assurance Letter. The Agents, the Forward Purchasers and the Forward Sellers shall have received the opinion and negative assurance letter of Company Corporate Counsel and the opinion of Company Tax Counsel, in each case, required to be delivered pursuant Section 7(m) on every date on which such delivery of such documents are required pursuant to Section 7(m).

(g) Comfort Letters. The Agents, the Forward Purchasers and the Forward Sellers shall have received the Comfort Letters required to be delivered pursuant to Section 7(n) on every date on which such delivery of such letter is required pursuant to Section 7(n).

(h) Opinion of Counsel for the Agents. Upon the commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following the termination of a Suspension Period), and on any such date that the Company is obligated to deliver a legal opinion under Section 7(m) hereof, the Agents and the Forward Purchasers shall have received the written opinion and negative assurance letter of Paul Hastings LLP, counsel for the Agents, each dated such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request.

(i) Due Diligence. At every date specified in Section 7(l) of this Agreement and on such other dates as reasonably requested by the Agents, the Forward Purchasers and the Forward Sellers, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agents, the Forward Purchasers and the Forward Sellers, which shall include the participation of representatives of the management of the Company and the independent accountants of the Company.

(j) No Suspension. Trading in the Class A Shares shall not have been suspended on the Exchange, and the Class A Shares shall not have been delisted from the Exchange.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agents, the Forward Purchasers and the Forward Sellers such appropriate further information, certificates and documents as the Agents, the Forward Purchasers or the Forward Sellers may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agents, the Forward Purchasers and the Forward Sellers with such conformed copies of such opinions, certificates, letters and other documents as the Agents, the Forward Purchasers or the Forward Sellers shall reasonably request.

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(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 or Rule 433 under the Securities Act to have been filed within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(m) Approval for Listing. The Issuance Shares and the Forward Settlement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Issuance Shares and the Forward Settlement Shares on the Exchange, at, or prior to, the issuance of any Placement Notice.

11. Indemnification and Contribution.

(a) Company and Operating Partnership Indemnification. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Agent, Forward Purchaser and Forward Seller, their respective affiliates (as such term is defined in Rule 405), directors and officers, agents and employees and each person, if any, who controls, is under common control with or is controlled by, such Agent, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) to the extent that any such expense is not paid under clause (i) of this Section 11(a), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 11(a); provided, that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; provided, however, that for the avoidance of doubt, any indemnification provided under this Section 11(a) shall not be duplicative; and

(iii) to the extent that any such expense is not paid under clause (i) or clause (ii) of this Section 11(a), against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel (in addition to any local counsel)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 11(a); provided, however, that for the avoidance of doubt, any indemnification provided under this Section 11(a) shall not be duplicative;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agents, the Forward Purchasers or the Forward Sellers expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Agent, Forward Purchaser and Forward Seller Indemnification. The Agents, the Forward Purchasers and the Forward Sellers agree, severally and not jointly, to indemnify and hold harmless the Company and its trustees, the Operating Partnership and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership against any and all loss, liability, claim, damage and expense

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described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Agents, the Forward Purchasers and the Forward Sellers and furnished to the Company and the Operating Partnership in writing by the Agents, Forward Purchasers or Forward Sellers expressly for use therein.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly as reasonably practicable after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, but the obligation to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11, and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party, and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of legal counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of legal counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under Section 11(c)(1), Section 11(c)(2), Section 11(c)(3) or Section 11(c)(4), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers, then such parties will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Operating Partnership and applied towards such losses, claims, liabilities, expenses and damages from persons other than the Agents, the Forward Purchasers and the Forward Sellers, such as persons who control the Company and the Operating Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company and the Operating Partnership, who also may be liable for contribution) to which the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers may be subject in such proportion as shall be appropriate to reflect the relative benefits received by each of the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers. The relative benefits received by the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers shall be deemed to be (a) in the case of the Company and the Operating Partnership, the sum of (x) the Aggregate Forward Hedge Price in respect of each Forward Transaction under this Agreement, and (y) the aggregate sales price for the Issuance Shares sold by the Agents under this Agreement, less the amount of compensation to be paid by the Company to the Agents (before deducting expenses) in connection with the sale of such Issuance Shares, (b) in the case of an Agent, the total amount of compensation to be paid by the Company to such Agent (before deducting expenses) in connection with the sale of such Issuance Shares, (c) in the case of a Forward Seller, the number of Forward Hedge Shares sold by such Forward Seller in respect of each Forward Transaction under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward Contract, and (d) in the case of a Forward Purchaser, the Actual Sold Forward Amount executed by it in connection with this Agreement multiplied by the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Price for such Forward Hedge Shares. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, the Agents, the Forward Purchasers or the Forward Sellers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(e) shall be deemed to include, for the purpose of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(e), (A)(i) no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Issuance Shares sold by it were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commission received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount in excess of Actual Sold Forward Amount executed by it in connection with this Agreement multiplied by the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Price for the relevant Forward Hedge Shares, and (B) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(e), any person who controls a party to this Agreement or any Forward Contract within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Agents, the Forward Purchasers or the Forward Sellers, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights

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to contribution as the Company and the Operating Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof. The Agents’, Forward Purchasers’ and Forward Sellers’ obligations in this subsection (e) are several in proportion to their respective obligations and are not joint.

(f) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 11 shall not affect any agreements among the Company and the Operating Partnership, on the one hand, and the Agents, the Forward Purchasers and the Forward Sellers on the other hand, or their respective affiliates with respect to indemnification of each other or contribution between themselves.

12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, the Forward Purchasers, the Forward Sellers, any controlling persons, or the Company or the Operating Partnership (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor, or (iii) any termination of this Agreement or any Forward Contract.

13. Termination.

(a) Each Agent, Forward Purchaser or Forward Seller may terminate as to itself this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development has occurred that is reasonably likely to have a Material Adverse Effect or, in the judgment of such Agent, the Forward Purchasers or the Forward Sellers, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, the Forward Purchaser or the Forward Seller, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (iii) if trading in the Class A Shares has been suspended or limited by the Commission or the Exchange or Nasdaq, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent, Forward Purchaser or Forward Seller elects to terminate this Agreement as provided in this Section 13(a), such Agent, Forward Purchaser or Forward Seller shall provide the required notice as specified in Section 14 (Notices).

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

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(c) Each Agent, Forward Purchaser and Forward Seller shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate as to itself this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agents and/or Forward Sellers, on the terms and subject to the conditions set forth herein except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination; provided that if a “Supplemental Confirmation” required to be executed pursuant to Section 3(b) has not been executed on or prior to such date, then the provisions of this Agreement as they relate to the Forward Contract for the relevant Forward Hedge Selling Period shall survive such termination until such “Supplemental Confirmation” has been executed or deemed effective pursuant to such Forward Contract.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), Section 13(b), Section 13(c), or Section 13(d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9, Section 11, Section 12, Section 18 and Section 19 shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to the Agents, the Forward Purchasers, or the Forward Sellers, for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by the Agents, the Forward Purchasers or the Forward Sellers under this Agreement.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, Forward Purchasers or Forward Sellers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14. Notices. All notices or other communications required or permitted to be given by any party to any other party, pursuant to the terms of this Agreement, shall be in writing, unless otherwise specified, and if sent to an Agent, a Forward Purchaser or a Forward Seller, shall be delivered to the address for such Agent, Forward Purchaser or Forward Seller, as applicable, set forth on Schedule 6, in each case, with a copy (which shall constitute notice) to:

Paul Hastings LLP

515 South Flower Street, 25th Floor

Los Angeles, CA 90071

Attention: Jonathan Ko

Email: jonathanko@paulhastings.com

Facsimile: (213) 996-3188

and if to the Company, shall be delivered to:

American Homes 4 Rent

280 Pilot Road

Las Vegas, Nevada 89119

Attn: Chief Financial Officer

Email: clau@amh.com

Facsimile No.: (805) 456-7859

and:

American Homes 4 Rent

280 Pilot Road

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Las Vegas, Nevada 89119

Attn: Chief Legal Officer

Email: svogtlowell@amh.com

Facsimile No.: (805) 456-7859

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

Attn: Michael E. McTiernan

Email: michael.mctiernan@hoganlovells.com

Facsimile No.: (202) 637-5910

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers and their respective successors and the affiliates, controlling persons, partners, members, officers, directors, employees and agents referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other party. No purchaser of Issuance Shares from the Agents shall be deemed to be a successor by reason merely of such purchase.

16. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

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18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE OPERATING PARTNERSHIP, THE AGENTS, THE FORWARD PURCHASERS AND THE FORWARD SELLERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the offering and sale of the Placement Shares shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

21. Effect of Headings. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

22. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents, the Forward Purchasers and the Forward Sellers and the Agents, the Forward Purchasers and the Forward Sellers represent, warrant and agrees that, unless they obtain the prior consent of the Company they have not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents, the Forward Purchasers and the Forward Sellers or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free

31

Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit C hereto are Permitted Free Writing Prospectuses.

23. Absence of Fiduciary Relationship.

(a) Each of the Company and the Operating Partnership acknowledge and agree that:

(i) each Agent, Forward Purchaser and Forward Seller is acting solely as agent and/or as principal in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and any Forward Contract and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, the Forward Purchasers and the Forward Sellers on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement and any Forward Contract, irrespective of whether or not the Agents, the Forward Purchasers or the Forward Sellers have advised or are advising the Company on other matters, and the Agents, the Forward Purchasers and the Forward Sellers have no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement and any Forward Contract except the obligations expressly set forth in this Agreement and any Forward Contract;

(ii) the public offering price of the Placement Shares sold pursuant to this Agreement was not established by the Agents, the Forward Purchasers or the Forward Sellers;

(iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and any Forward Contract;

(iv) the Agents, the Forward Purchasers and the Forward Sellers have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement or any Forward Contract and they have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate;

(v) it is aware that the Agents, the Forward Purchasers and the Forward Sellers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Agents, the Forward Purchasers and the Forward Sellers have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(vi) it waives, to the fullest extent permitted by law, any claims it may have against the Agents, the Forward Purchasers or the Forward Sellers for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and any Forward Contract and agrees that the Agents, the Forward Purchasers and the Forward Sellers shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Operating Partnership, employees or creditors of the Company or the Operating Partnership, other than in respect of each Agent’s, Forward Purchaser’s and Forward Seller’s obligations under this Agreement and any Forward Contract and to keep information provided by the Company and the Operating Partnership to the Agents, the Forward Purchasers and the Forward Sellers and theirs respective counsel confidential to the extent not otherwise publicly-available.

(b) The Company acknowledges that in connection with the offering of the Placement Shares, none of the activities of any Agent, Forward Purchaser or Forward Seller in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by such Agent, Forward Purchaser or Forward Seller with respect to any entity or natural person.

24. Recognition of the U.S. Special Resolution Regimes.

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(a) In the event that any Agent, Forward Purchaser or Forward Seller that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent, Forward Purchaser or Forward Seller that is a Covered Entity (as defined below) or a BHC Act Affiliate (as defined below) of such Agent, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 24, (w) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (x) the term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (y) the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (z) the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25. Termination of Prior Sales Agreement. The Company and each of the Agents mutually agree to terminate the At-the-Market Issuance Sales Agreement, dated as of June 17, 2020, effective as of the date hereof.

26. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward Contract or any portion thereof, as the context may require, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

“Aggregate Forward Hedge Price” means, for any Forward Contract, the product of (x) Forward Hedge Price and (y) the Actual Sold Forward Amount.

“Applicable Time” means (i) each Representation Date, (ii) the time of each sale of any Placement Shares pursuant to this Agreement and (iii) with respect to each offering of Forward Hedge Shares pursuant to this Agreement, the time of the Forward Seller’s initial entry into contracts with investors for the sale of such Forward Hedge Shares.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the relevant Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the relevant Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed between the Company and a Forward Seller, not to exceed 2.0%.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

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All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents, Forward Purchasers or Forward Sellers outside of the United States.

[Remainder of the page intentionally left blank]

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If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership, the Agents, the Forward Purchasers and the Forward Sellers.

Very truly yours,

AMERICAN HOMES 4 RENT

By:	/s/ Christopher C. Lau
Name:	Christopher C. Lau
Title:	Chief Financial Officer

AMERICAN HOMES 4 RENT, L.P.

By:	/s/ Christopher C. Lau
Name:	Christopher C. Lau
Title:	Chief Financial Officer

[Signature Page to At-the-Market Issuance Sales Agreement]

ACCEPTED as of the date first-above written:

MORGAN STANLEY & CO. LLC, as Agent, Forward Purchaser and Forward Seller

By:	/s/ Sean Gormley
Name: Sean Gormley
Title: Managing Director

[Signature Page to At-the-Market Issuance Sales Agreement]

BMO CAPITAL MARKETS CORP., as Agent and Forward Seller

By:	/s/ Matthew Coley
Name: Matthew Coley
Title: Associate Director, Payment & Securities Operations

BANK OF MONTREAL, as Forward Purchaser

By:	/s/ Pashmin Sethi
Name: Pashmin Sethi
Title: Manager

[Signature Page to At-the-Market Issuance Sales Agreement]

BOFA SECURITIES, INC., as Agent and Forward Seller

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director

BANK OF AMERICA, N.A., as Forward Purchaser

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

[Signature Page to At-the-Market Issuance Sales Agreement]

BTIG, LLC, as Agent

By:	/s/ Matt Clark
Name: Matt Clark
Title: COO

NOMURA GLOBAL FINANCIAL PRODUCTS, INC., as Forward Purchaser

By:	/s/ James Chenard
Name: James Chenard
Title: Managing Director

NOMURA SECURITIES INTERNATIONAL, INC., as Forward Seller

By:	/s/ James Chenard
Name: James Chenard
Title: Managing Director

[Signature Page to At-the-Market Issuance Sales Agreement]

CITIGROUP GLOBAL MARKETS INC., as Agent and Forward Seller

By:	/s/ Gary Lawrence
Name: Gary Lawrence
Title: Authorized Signatory

CITIBANK, N.A., as Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

[Signature Page to At-the-Market Issuance Sales Agreement]

JEFFERIES LLC, as Agent, Forward Purchaser and Forward Seller

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

[Signature Page to At-the-Market Issuance Sales Agreement]

J.P. MORGAN SECURITIES LLC, as Agent and Forward Seller

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

[Signature Page to At-the-Market Issuance Sales Agreement]

MIZUHO SECURITIES USA LLC, as Agent and Forward Seller

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

MIZUHO MARKETS AMERICAS LLC, as Forward Purchaser

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

[Signature Page to At-the-Market Issuance Sales Agreement]

RAYMOND JAMES & ASSOCIATES, INC., as Agent, Forward Purchaser and Forward Seller

By:	/s/ Jamie Graff
Name: Jamie Graff
Title: Co-Head of REIB

[Signature Page to At-the-Market Issuance Sales Agreement]

REGIONS SECURITIES LLC, as Agent, Forward Purchaser and Forward Seller

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director—ECM

[Signature Page to At-the-Market Issuance Sales Agreement]

SCOTIA CAPITAL (USA) INC., as Agent and Forward Seller

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

THE BANK OF NOVA SCOTIA, as Forward Purchaser

By:	/s/ Michael Curran
Name: Michael Curran
Title: Managing Director, Head of US FICC

[Signature Page to At-the-Market Issuance Sales Agreement]

WELLS FARGO SECURITIES, LLC, as Agent and Forward Seller

By:	/s/ Chris Flouhouse
Name: Chris Flouhouse
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

[Signature Page to At-the-Market Issuance Sales Agreement]

SCHEDULE 1

AGENTS, FORWARD PURCHASERS, FORWARD SELLERS

SCHEDULE 2-1

FORM OF ISSUANCE PLACEMENT NOTICE

SCHEDULE 2-2

FORM OF FORWARD PLACEMENT NOTICE

SCHEDULE 3

Notice Parties

SCHEDULE 4

Compensation

SCHEDULE 5

Company Subsidiaries

SCHEDULE 6

Notice Addresses of Agents, Forward Purchasers, Forward Sellers

Exhibit A-1

EXHIBIT A

Form of Representation Date Certificate

[_______], 20[__]

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the At-the-Market Issuance Sales Agreement, dated June 9, 2023 (the “Agreement”), among American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), American Homes 4 Rent, L.P., a Delaware limited partnership (the “Operating Partnership”), each of Morgan Stanley & Co. LLC, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Raymond James & Associates, Inc., Regions Securities LLC, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC, each in its capacity as agent for the Company (collectively, the “Agents” and individually, an “Agent”), each of Bank of America, N.A., Bank of Montreal, Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets America LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Regions Securities LLC, The Bank of Nova Scotia and Wells Fargo Bank, National Association, each in its capacity as purchaser under any Forward Contract (as defined below) (collectively, the “Forward Purchasers” and individually, a “Forward Purchaser”), and each of BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., Regions Securities LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (collectively, the “Forward Sellers” and individually, a “Forward Seller”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the Company, having made reasonable inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate on behalf of the Company, hereby certifies as follows:

1. As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make this paragraph 1 true.

2. Each of the representations and warranties of the Company and the Operating Partnership contained in the Agreement were, when originally made, and are, as of the date of this Certificate, except for those representations and warranties that speak solely as of a specific date, true and correct in all material respects.

3. Except as waived by the Agents, the Forward Purchasers and the Forward Sellers in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, the Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, the Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including in the Incorporated Documents, there has been no Material Adverse Effect.

5. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the securities or blue sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Certificate as of the date first written above.

AMERICAN HOMES 4 RENT

By:
Name:
Title:

EXHIBIT B-1

Form of Opinion of Counsel for the Company

EXHIBIT B-2

Form of Negative Assurance Letter of Counsel for the Company

EXHIBIT B-3

Form of Tax Opinion of Counsel for the Company

EXHIBIT C

Permitted Issuer Free Writing Prospectuses

None.

EXHIBIT D

Master Forward Confirmation

FORM OF MASTER FORWARD CONFIRMATION

To:	American Homes 4 Rent (“Counterparty”) 280 Pilot Road Las Vegas, Nevada 89118

From:	[DEALER] (“Dealer”) [DEALER CONTACT INFORMATION]

Re:	Master Confirmation for Issuer Share Forward Sale Transactions

Date:	June [], 2023

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time (each, a “Transaction” and, collectively, the “Transactions”) between [DEALER] (“Dealer”) and American Homes 4 Rent (“Counterparty”) in accordance with the terms of the At-The-Market Issuance Sales Agreement (the “Sales Agreement”), dated as of June [], 2023, among Dealer, Counterparty, American Homes 4 Rent, L.P., a Delaware limited partnership (the “Operating Partnership”) and the other parties thereto. Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (each, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency; (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty only, with a “Threshold Amount” of USD 50 million for Counterparty; provided that with respect any default under Section 5(a)(vi) relating to Specified Indebtedness consisting solely of Nonrecourse Indebtedness (as defined below), the “Threshold Amount” for Counterparty shall be USD 100 million and (iii) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). For purposes hereof, “Nonrecourse Indebtedness” means indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such person encumbered by a lien securing such indebtedness; provided that if any event occurs after which recourse for payment for such indebtedness is no longer limited to specific assets of such person, such indebtedness shall not be Nonrecourse Indebtedness after such event. All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation will evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and will replace any previous agreement between the parties with respect to the subject matter thereof.

The Transactions under this Master Confirmation shall be the only Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or any of its Affiliates and Counterparty are parties, none of the Transactions to which this Master Confirmation relates shall be considered a “Transaction” under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Each of Dealer and Counterparty represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2. The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions under the heading “Early Valuation” in Section 2 of this Master Confirmation and the provision in Section 24 of this Master Confirmation, the last Trading Day (as defined in the Sales Agreement) of the Forward Hedge Selling Period (as defined in the Sales Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Dealer, subject to the provision in Section 24 of this Master Confirmation.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date set forth in the effective Forward Placement Notice (as defined in the Sales Agreement) as amended by any corresponding acceptance by Dealer for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The Class A common shares of beneficial interest (“Shares”), par value $0.01 per Share, of Counterparty (Ticker: “AMH”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the aggregate number of Shares that are sold through the Forward Seller (as defined in the Sales Agreement) for the Forward Hedge Selling Period (as defined in the Sales Agreement) for such Transaction (the “Initial Number of Shares”); provided that the Number of Shares is subject to reduction as provided in Section 3 below.

On each Relevant Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Sales Agreement and specified in the Supplemental Confirmation for such Transaction) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price for such Transaction (such product adjusted as the Calculation Agent determines appropriate to (x) reflect on each day during the Forward Hedge Selling Period and through the Effective Date the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date, if any, occurring on or before the Trade Date).

Forward Price:

For each Transaction, on the Effective Date of such Transaction, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the prices per share of Forward Hedge Shares (as defined in the Sales Agreement) sold pursuant to the Sales Agreement on each Trading Day of the Forward Hedge Selling Period (as defined in the Sales Agreement) for such Transaction, as determined by the Calculation Agent.

Daily Rate:	For any day, the Overnight Bank Funding Rate for such day minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Funding Rate:	For any day, the rate set forth opposite the caption “Overnight Bank Funding Rate” for such day on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, Overnight Bank Funding Rate for such day will be determined by the Calculation Agent based on its estimate of the prevailing USD overnight bank funding rate for such day.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the effective Forward Placement Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date of a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the effective Forward Placement Notice for such Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date. For the avoidance of doubt, the last Unwind Date shall be determined by Dealer based on the completion of the unwinding of its hedge position.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement, subject to “Early Valuation” below. If any Trading Day during an Unwind Period for any Transaction is a Disrupted Day, the Calculation Agent may make commercially reasonable adjustments to the terms of such Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the Settlement Price) to account for the occurrence of such Disrupted Day.

Market Disruption Event:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case, that the Calculation Agent determines, in its commercially reasonable judgement, is material.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than a number of Scheduled Trading Days as specified in the Supplemental Confirmation (“Notice Settlement Number”) immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:

For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization, (E) Counterparty is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A) to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind its hedge position in respect of the portion of such Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (taking into account any additional share forward or other equity derivative transaction Counterparty has entered into) (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction.

Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount (“Physical Settlement Amount”) equal to the Forward Price for such Transaction on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, by wire transfer of immediately available funds to an account designated by Counterparty, and Counterparty shall deliver to Dealer such Settlement Shares. If, on any Settlement Date, the Shares to be delivered by

Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price. If, on any Net Share Settlement Date for any Transaction, the Shares to be delivered by Counterparty or Dealer hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Net Share Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares for such Transaction deliverable by Dealer or Counterparty in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price.

Cash Settlement:	On the Cash Settlement Payment Date in respect of which Cash Settlement applies, if the Forward Cash Settlement Amount is a positive number, Counterparty will pay the Forward Cash Settlement Amount to Dealer. If the Forward Cash Settlement Amount is a negative number, Dealer will pay the absolute value of the Cash Settlement Amount to Counterparty. Such amounts shall be paid on such Cash Settlement Payment Date by wire transfer of immediately available funds to an account designated by Counterparty.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such

Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transactions on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with unwinding Dealer’s hedge position in connection with such Settlement, as determined by the Calculation Agent).

Settlement Price:	For any Cash Settlement or Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) during the Unwind Period in connection with unwinding its hedge position relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with unwinding its hedge position in connection with such Settlement, as determined by the Calculation Agent), plus USD 0.02 per Share.

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer), for it to refrain from purchasing Shares in connection with unwinding its hedge position in respect of such Transaction on any Scheduled Trading Day (a “Regulatory Disruption”) that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the Trade Date of any Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:	For any Transaction, any dividend or distribution declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution.

Regular Dividend Amount:	For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amounts” in the Placement Notice as amended by any corresponding Forward Acceptance (each such term as defined in the Sales Agreement) for such Transaction and for such calendar quarter (or, if no such amount is specified, an amount determined by Dealer in good faith), as specified in Schedule I to the Supplemental Confirmation for such Transaction.

Method of Adjustment:	Calculation Agent Adjustment

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the stock loan fee to Dealer (or an affiliate of Dealer), excluding the federal funds or other interest rate component payable by the relevant stock lender to Dealer or such affiliate under the terms of the applicable stock lender agreements, for any 20 Scheduled Trading Days over a period of 30 consecutive Scheduled Trading Days, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to any Transaction exceeds a weighted average rate equal to the Initial Stock Loan Rate for such Transaction, the Calculation Agent may, without duplication, reduce the Forward Price for such Transaction to the extent necessary to reasonably compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to such Initial Stock Loan Rate during such period and shall promptly provide notice to Counterparty of the same.

Extraordinary Events:

Extraordinary Events:	In lieu of the consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event), the provisions specified below under the heading “Early Valuation” paragraph below shall apply.

Merger Event:	Applicable; provided that Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Tender Offer:	Applicable.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York

Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	With respect to any Transaction, applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd- Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date of such Transaction and (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)” and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof; (ii) deleting clause (C) of the second sentence thereof; and (iii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer

Determining Party:	For all applicable Extraordinary Events, Dealer

Early Valuation:

Early Valuation:

For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) concurrently with or following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of Dividends and Other Distributions (as defined below), or an ISDA Event with respect to such Transaction or (y) if an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section (in respect of which Counterparty satisfies its payment and/or delivery obligations under this “Early Valuation” section) as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty, assuming the accuracy and completeness of the representations and warranties of Counterparty hereunder and under the Sales Agreement and the compliance with, and satisfaction of, the covenants and undertakings of Counterparty hereunder and under the Sales Agreement, that (i) based upon advice of counsel, Dealer (A) does not have actual knowledge of the existence as of the date hereof of an Excess Ownership Position or an Excess Regulatory Ownership Position and (B) based on good faith inquiry in the ordinary course of Dealer’s business does not have actual knowledge as of the date hereof of any event or circumstance that will cause the occurrence of an Excess Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the applicable Transaction; and (ii) assuming no event or circumstance by or within the control of Counterparty or its affiliates occurs in connection with which the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer Group (as defined below) and/or the “ownership” (howsoever defined under any Applicable Law) of Shares by Dealer Group or another Dealer Person (as defined below) would increase, Dealer will not knowingly cause the occurrence of an Excess Ownership

Position or an Excess Regulatory Ownership Position on any day during the term of the applicable Transaction with the specific intent of causing the occurrence of an Early Valuation Date.

“Dividends and Other Distributions” means any dividend or distribution, on the Shares with an ex-dividend date occurring on any day following the Trade Date of such Transaction of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the relevant Supplemental Confirmation, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer.

If the Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its good faith and in a reasonable manner permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction, in which case Dealer, as Hedging Party, will determine, in good faith and in a commercially reasonable manner, the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement.

If the Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply (subject to the provisions under “Settlement Terms” above in respect of the applicable Settlement Method), and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its good faith and reasonable discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply, in which case Dealer, in its good faith and in a commercially reasonable manner, will determine the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent may adjust the terms of the applicable Transaction as it determines appropriate to account for such change to the nature of the Shares.

If, upon designation of an Early Valuation Date by Dealer pursuant to this section, Counterparty fails to deliver the Settlement Shares relating to such Early Valuation Date when due or otherwise fails to perform obligations within its control in respect of any Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent (such announcement, an “Announcement Event”).

Hedging Event:	(i) (x) A Loss of Stock Borrow or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound (as determined by Dealer in good faith) its hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgments:

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to an affiliate of Dealer without the consent of Counterparty; provided that (i) under the applicable law effective on the date of such transfer or assignment, Counterparty will not be required, as a result of such transfer or assignment, to pay an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Counterparty would have been required to pay

Dealer in the absence of such transfer or assignment; and Counterparty will not receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, unless Counterparty would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment (and Dealer shall cause the transferee or assignee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit the Counterparty to make any necessary determinations pursuant to this proviso); and (ii) at the time of such transfer or assignment either (x) each of Dealer and the transferee or assignee is a “dealer in securities” within the meaning of Section 475(c)(1) of the Code or (y) the assignment or transfer does not result in a deemed exchange within the meaning of Section 1001 of the Code; provided further that no Termination Event with respect to which Dealer is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, and no Extraordinary Event, Early Valuation, Market Disruption Event, ISDA Event, Excess Ownership Position or Excess Regulatory Ownership Position or other event or circumstance giving rise to a right or responsibility to terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

Calculation Agent:	Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select an independent leading dealer in the market for U.S. corporate equity derivatives to replace Dealer as Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within five Business Days of its receipt of such written request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment Instructions:	To be provided by Counterparty

Dealer Payment Instructions: The Office of Counterparty for each Transaction is:	To be provided by Dealer Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for each Transaction is:	[•]

Counterparty’s Contact Details for Purpose of Giving Notice:
American Homes 4 Rent 280 Pilot Road Las Vegas, Nevada 89119 Attn: Chief Financial Officer Email: clau@ah4r.com Facsimile No.: (805) 456-7859

Dealer’s Contact Details for Purpose of Giving Notice:	[Insert Dealer Name and Notice Information.]

3. Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:

(a) the representations and warranties of Counterparty and the Operating Partnership contained in the Sales Agreement, and any certificate delivered pursuant thereto by Counterparty or the Operating Partnership, shall be true and correct on such Effective Date as if made as of such Effective Date;

(b) each of Counterparty and the Operating Partnership shall have performed all of the obligations required to be performed by it under the Sales Agreement on or prior to such Effective Date;

(c) all of the conditions set forth in Section 10 of the Sales Agreement shall have been satisfied;

(d) the effective date of the effective Forward Placement Notice (as defined in the Sales Agreement) shall have occurred as provided in the Sales Agreement;

(e) all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(f) Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(g) Counterparty shall have delivered to Dealer, an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable under the Transactions to be entered into hereunder have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if, in respect of any Transaction, (x) on or prior to 9:00 a.m., New York City time, on any Settlement Date (as defined in the Sales Agreement) for the sale of Forward Hedge Shares in connection with Dealer establishing its hedge position (the “Forward Hedge Settlement Date”), Dealer, or any affiliate, as applicable, in its sole judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full Number of Shares or (y) in Dealer’s (or its affiliate’s, as applicable) sole judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full Number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its hedge position for such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

If the Sales Agreement is terminated prior to any such sale of Shares thereunder during the Forward Hedge Selling Period, the parties shall have no further obligations in connection with the Master Confirmation, Supplemental Confirmation and the related Transaction, other than in respect of breaches of representations, warranties, covenants or agreements on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the last day of the Forward Hedge Selling Period, this Master Confirmation and the related Supplemental Confirmation shall remain in effect with respect to any Shares that had been sold by the Forward Seller for Dealer prior to such termination.

4. Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party, as of the date hereof and as of each effective date of a Forward Placement Notice, Trade Date and Forward Hedge Settlement Date (as defined in the Sales Agreement), that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5. Additional Representations and Warranties of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the date hereof and as of each effective date of a Forward Placement Notice, Trade Date and Forward Hedge Settlement Date, that:

(a) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b) it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c) it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(d) it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e) (i) neither it nor any of its officers or directors is aware of any material non-public information regarding itself or the Shares; (ii) it is entering into this Master Confirmation (and any Supplemental Confirmation) and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; (iii) it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and (iv) it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and any Supplemental Confirmations under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f) it is in compliance with its reporting obligations under the Exchange Act, and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) to its knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer;

(h) as of any Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(i) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(j) it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons;

(k) ownership positions held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (i) do not constitute “beneficial ownership” or “constructive ownership” by Dealer and (ii) shall not result in Dealer being deemed or treated as the “owner” of such positions, in each case for purposes of the Issuer’s Articles of Amendment and Restatement of Declaration of Trust, as amended from time to time;

(l) it understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer (subject to Section 8(b) of this Master Confirmation) or any governmental agency;

(m) it is a “commercial end user” as defined in §240.18a-3(b)(2) and is not a “financial end user” as defined in 12 CFR § 349.2;

(n) in connection with this Master Confirmation, each Supplemental Confirmation, the Sales Agreement, each Transaction and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions; and

(o) IT UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6. Additional Covenants of Counterparty.

(a) Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to any Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance. Counterparty agrees and acknowledges that such approval for listing or quotation on the Exchange shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement in respect of the relevant Transaction.

(b) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d) Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f) Counterparty will not take, or permit to be taken, any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g) Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(h) Counterparty shall promptly execute any Supplemental Confirmation delivered to Counterparty by Dealer.

7. Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Counterparty and Dealer thereunder (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date of any Transaction, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8. Additional Provisions.

(a) Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation not any Supplemental Confirmations are not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions to which this Master Confirmation relates.

(b) The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362 (b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(c) Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under a Transaction a number of Shares greater than two times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control, (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Issuer’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the aggregate Capped Number of the Transactions is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(b) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the applicable Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

(d) The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(e) The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i) (A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(f) Counterparty acknowledges that:

(i) during the term of any Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to any Transaction;

(ii) Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to any Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price of any Transaction;

(iv) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price of any Transaction, each in a manner that may be adverse to Counterparty; and

(v) each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of any Transaction.

9. Indemnification. Without duplication of any indemnification obligations under the Sales Agreement, Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of any Transaction), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s material breach of any covenant or representation made by it in this Confirmation or the Agreement or from Dealer’s willful misconduct, fraud, gross negligence or bad faith in performing the services that are subject of any Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation or any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of any Transaction made pursuant to the Agreement or this Master Confirmation (or any Supplemental Confirmation) shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of any Transaction. Any indemnification required to be paid hereunder shall be without duplication of amounts that are required to be paid under the corresponding provisions of the Sales Agreement.

10. Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any other person that would have beneficial ownership of such Shares (any such person shall include without limitation any of Dealer’s affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act), and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”), would be equal to or greater than 4.5% of the outstanding Shares (such condition, an “Excess Ownership Position”), (ii) violation would occur in respect of any restriction on ownership and/or transfer set forth in Article VII of Counterparty’s Articles of Amendment and Restatement of Declaration of Trust, as amended from time to time, taking into account any waivers that are then in effect (such condition, the “Excess Charter Ownership Position”) or (iii) Dealer, any Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer

Group (any of Dealer, any Dealer Group or any such person, a “Dealer Person”) under Sections 3-601 through 3-605 and 3-701 to 3-710 of the Maryland General Corporation Law or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders or organizational documents or contracts of Counterparty, in each case, applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) any Dealer Person directly or indirectly so beneficially owning in excess of 4.5% of the outstanding Shares or (y) the occurrence of an Excess Charter Ownership Position or Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery. Upon request of Dealer, Counterparty shall promptly confirm to Dealer the number of Shares then outstanding and Dealer shall then promptly advise Counterparty with respect to any limitations under this Section 10 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Counterparty to notify Dealer of the number of Shares then outstanding nor a failure of Dealer to advise Counterparty with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Section 10 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Counterparty to Dealer that Dealer was not entitled to receive under the terms of this Section 10 shall not be deemed to satisfy any of the delivery obligations of Counterparty hereunder and Dealer shall promptly return such Shares to Counterparty, pending which Dealer shall be deemed to hold any such Shares solely as custodian for the benefit of Counterparty.

11. Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12. Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6(a) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex B hereto, unless waived by Dealer.

13. Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Relevant Settlement Date with respect to any Transaction to return to securities lenders to close out borrowings created by Dealer (or its agents or affiliates, as applicable) in connection with its hedging activities related to exposure under such Transaction in a manner that Dealer or otherwise believes in good faith to be in compliance with applicable securities law.

14. Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation or any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

15. Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

16. Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

17. Right to Extend. Dealer may postpone any Relevant Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

18. Waiver of Right to Trial by Jury. EACH OF DEALER AND COUNTERPARTY HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR THE ACTIONS OF DEALER, COUNTERPARTY OR THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

19. Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

20. Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts.

21. Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of any Transaction, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, as in effect on the Trade Date.

22. Ownership Limit. Counterparty represents and undertakes to Dealer that Dealer, solely in its capacity as “Forward Purchaser” or “Forward Seller” (each as defined in the Sales Agreement) and solely with respect to its entering into and consummating the transactions contemplated by this Master Confirmation, any Supplemental Confirmation and the Sales Agreement, will not, either individually or collectively with any other Forward Purchasers or Forward Sellers, be subject to the ownership limitations set forth in Article VII of Counterparty’s Articles of Amendment and Restatement of Declaration of Trust, as amended from time to time.

23. Other Forwards. Counterparty agrees that it shall not (x) cause to occur, or permit to exist, any Forward Hedge Selling Period (as defined in the Sales Agreement) at any time there is (1) a “Forward Hedge Selling Period” (or equivalent concept) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Dealer (an “Other Forward Transaction”), (2) any “Unwind Period” (or equivalent concept) hereunder or under any Other Forward Transaction or (3) any other period in which Counterparty directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution agreement) (such period, a “Selling Period”) that Counterparty enters into with any financial institution other than Dealer, or (y) cause to occur, or permit to exist, any Unwind Period at any time there is (1) an “Unwind Period” (or equivalent concept) under any Other Forward Transaction, (2) a “Forward Hedge Selling Period” (or equivalent concept) under any Other Forward Transaction or (3) any Selling Period. Dealer acknowledges, however, that, pursuant to the Sales Agreement, Counterparty may enter into one or more forward transactions (each, an “Other ATM Forward Transaction”) with another Forward Purchaser (as defined in the Sales Agreement) (an “Other Dealer”). Dealer and Counterparty agree that if Counterparty designates a “Relevant Settlement Date” (or equivalent concept) with respect to one or more Other ATM Forward Transactions for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward Transaction coincides for any period of time with an Unwind Period for a Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of a Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, would be every other Scheduled Trading Day if there is only one Other Dealer in such Overlap Unwind Period, every third Scheduled Trading Day if there are two Other Dealers, etc.).

24. Forward Placement Notices. Counterparty and Dealer agree that, upon the effectiveness of any accepted Forward Placement Notice relating to a Forward Transaction (as such term is defined in the Sales Agreement), in respect of the Transaction to which such accepted Forward Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Forward Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to Section the provisions above in Section 3 of this Master Forward Confirmation under the heading “Early Valuation,” and the termination of such Transaction following an Insolvency Filing pursuant to Section 7 of this Master Confirmation) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Forward Confirmation, any Supplemental Confirmation, the Agreement, or the 2002 Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than an Insolvency Filing, and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Counterparty’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares for such Transaction) shall, notwithstanding the provisions under “Conditions to Effectiveness” above, be deemed to be immediately effective and (ii) in the case of (1), the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date). For the avoidance of doubt, in the event that this Section 24 is triggered, the terms of such deemed Supplemental Confirmation shall be reviewed, confirmed or determined by the Calculation Agent to the same extent such terms would have been reviewed, confirmed or determined by the Calculation Agent if the parties had entered into a Supplemental Confirmation.

25. Tax Matters.

(a)	For purposes of Section 3(e) of this Agreement:

Each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i) Dealer makes the following representations: [Insert one of the following dealer-specific tax representations.]

[Dealer represents that it is a “U.S. person” (as that term is used in sections 1.1441-1(c)(2)(i) and 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) and an “exempt recipient” (as that term is used in section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations), or a disregarded entity of such a U.S. person, for U.S. federal income tax purposes.]1

[Dealer represents that it is a national banking association organized and existing under the laws of the United States of America, and an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]2

[Dealer represents that it is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes and all payments received or to be received by it under the Transaction will be effectively connected with its conduct of a trade or business carried on in the United States.]3

(ii) Counterparty makes the following representations:

A. It is a “U.S. person” (as that term is used in sections 1.1441-1(c)(2)(i) and 1.1441-4(a)(3)(ii) of the United States Treasury Regulations for U.S. federal income tax purposes.

B. It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(c) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d) 871(m) Protocol. To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m)

[1]	Rep for US Dealer party.
[2]	Alternative rep for US Dealer party.
[3]	Rep for non-US dealer party transacting through US office.

Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(e) Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. Additionally, Counterparty or Dealer shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by such other party.

(f) Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction”.

(g) HIRE Act. To the extent that either party to the Agreement with respect to a Transaction is not an adhering party to the 871(m) Protocol, the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.

26. [U.S. Resolution Stay Protocol.

The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity”; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this Section 27. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1- 7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]

[[U.S. Resolution Stay Provisions.

(a)	Recognition of the U.S. Special Resolution Regimes

(i) In the event that Dealer becomes subject to a proceeding under (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Master Confirmation, and any interest and obligation in or under, and any property securing, this Master Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Master Confirmation, and any interest and obligation in or under, and any property securing, this Master Confirmation were governed by the laws of the United States or a state of the United States.

(ii) In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Master Confirmation that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Master Confirmation were governed by the laws of the United States or a state of the United States.

(b) Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Master Confirmation, the parties expressly acknowledge and agree that:

(i) Counterparty shall not be permitted to exercise any Default Right with respect to this Master Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of the Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and

(ii) Nothing in this Master Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in the Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Counterparty.

(iii) For the purpose of this paragraph:

I. “Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

II. “Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Master Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(c) Protocol. If Counterparty has previously adhered to, or subsequently adheres to, the Protocol, as published by ISDA as of July 31, 2018 (the “Protocol”), the terms of such protocol shall be incorporated into and form a part of this Confirmation and the terms of the Protocol shall supersede and replace the terms of this section. For purposes of incorporating the Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and this Master Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the Protocol.

(d) Pre-existing In-Scope Agreements. Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Master Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.]4

27. [        ]5

[Remainder of page intentionally left blank]

[4]	Include, as applicable.
[5]

If applicable, additional representations and covenants related to Forward Purchaser regulatory requirements such as Forward Purchaser’s use of agents, Company acknowledgement of risk disclosure, Company consent to transaction reporting, etc. to be added to particular master confirmations as customary.

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing this Master Confirmation and returning such copy to Dealer.

Yours faithfully,

[DEALER]

By:
Name:
Title:

[Signature Page to Master Confirmation]

Agreed and accepted by:

AMERICAN HOMES 4 RENT

By:
Name:
Title:

[Signature Page to Master Confirmation]

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	American Homes 4 Rent (“Counterparty”)

From:	[DEALER] (“Dealer”) [DEALER CONTACT INFORMATION]

Re:	Issuer Share Forward Sale Transactions

Date:	[ ]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer] (“Dealer”) and American Homes 4 Rent (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

(1) This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of June [], 2023 (the “Master Confirmation”) between Dealer and Counterparty, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

(2) The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ]

Effective Date:	[ ]

Number of Shares:	[ ]

Maturity Date:	[ ]

Forward Hedge Selling Commission Rate:	[ ]%

Initial Forward Price:	USD [ ]

Threshold Price:	USD [ ]

Volume-Weighted Hedge Price:	[ ]

Spread:	[ ]% per annum

Notice Settlement Number:	[ ] Scheduled Trading Days

Initial Stock Loan Rate:	[ ]

Maximum Stock

Loan Rate:	[ ]

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing this Supplemental Confirmation and returning such copy to Dealer.

Yours faithfully,

[DEALER]

By:
Name:
Title:

[Signature Page to Supplemental Confirmation]

Agreed and accepted by:

AMERICAN HOMES 4 RENT

By:
Name:
Title:

[Signature Page to Supplemental Confirmation]

Schedule I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[ ]	USD[ ]
[ ]	USD[ ]

REGULAR DIVIDEND AMOUNTS

For any calendar quarter:	USD[ ]

ANNEX B

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of issuers comparable to Counterparty (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all reasonable fees and expenses in connection with such resale, including all reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of any Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date (or earlier, if applicable), Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).